Exhibit 10.28
ASSIGNMENT OF INVENTIONS AGREEMENT
     THIS ASSIGNMENT OF INVENTIONS AGREEMENT (this “Agreement”) is executed and made effective as of the ___day of ___, 2006 by and between TomoTherapy Incorporated, a Wisconsin corporation (the “Company”), and the undersigned employee (“Employee”).
RECITALS
     The Company is engaged in the highly-competitive business of developing and selling products and services that deliver and/or support the imaging, planning, delivery, or verification of radiation therapy and/or radiation surgery to patients with cancer and other diseases treated with radiation therapy and/or radiation surgery. Employee desires to be employed by or continued to be employed by the Company, and acknowledges that he or she will be required to use personal intellectual skills on behalf of the Company and that it is reasonable and fair that the fruits of such skills should inure to the sole benefit of the Company.
     Employment with the Company is contingent upon Employee’s execution of this Agreement. In consideration for being offered employment or continued employment with the Company, and/or for other consideration, such as stock options, salary increases or the like, Employee accepts this Agreement.
     In consideration of the recitals and agreements set forth herein, Employee and Company agree that:
     1. Proprietary Rights, Inventions and New Ideas.
     (a) Company Ownership. All right, title and interest in and to all Subject Ideas (as defined in Appendix A) or Inventions, including but not limited to all registerable and patentable rights that may subsist therein, shall be held and owned solely by the Company, and where applicable, all Subject Ideas or Inventions shall be considered works made for hire. Employee shall mark all Subject Ideas or Inventions with the Company’s copyright or other proprietary notice as directed by the Company and shall take all actions deemed necessary by the Company to protect the Company’s rights therein. In the event that the Subject Ideas or Inventions shall be deemed not to constitute works made for hire, or in the event that Employee should otherwise, by operation of law, be deemed to retain any rights to any Subject Ideas or Inventions, Employee hereby assigns to the Company, without further consideration, all right, title and interest in and to each and every such Subject Ideas or Inventions.
     (b) Maintenance of Records. Employee agrees to keep and maintain adequate and current written records of all Subject Ideas or Inventions and their development made by Employee (solely or jointly with others) during such time that Employee is employed by the Company (the “Period of Employment”). These records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. These records will be available to and remain the sole property of the Company at all times.
     (c) Determination of Subject Ideas or Inventions. Employee agrees that all information and records pertaining to any Intellectual Property (as defined in Appendix A) that Employee does not believe to be Subject Ideas or Inventions, but that are conceived, developed, or reduced to practice by the Company, by Employee alone or with others during the Period of Employment and for six (6) months thereafter, shall be disclosed promptly by Employee to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact the Intellectual Property is to be considered Subject Ideas or Inventions subject to this Agreement.
     (d) Access. Because of the difficulty of establishing when any Subject Ideas or Inventions are first conceived by Employee, or whether they result from Employee’s access to Confidential Information or the Company Materials (as defined in Appendix A), Employee agrees that any Subject Ideas or Inventions shall be deemed to have resulted from Employee’s access to the Company Materials if (i) it grew out of or resulted from Employee’s work with the Company or is related to the business of the Company, or (ii) it is made, used, sold, exploited or reduced to practice, or an application for patent, trademark, copyright or other proprietary protection is filed thereon, by Employee or with Employee’s significant aid, within six (6) months after the Period of Employment.

     (e) Employee Assistance; Authorization. Employee shall assist the Company in every proper way to obtain, and from time to time enforce, patents, copyrights or other rights or registrations on any Subject Ideas or Inventions. In the event the Company is unable, after reasonable effort, to secure Employee’s signature on any patent, copyright or other analogous protection relating to Subject Ideas or Inventions, whether because of his physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf to execute and file any such application, applications or other documents and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of letters patent, copyright or other analogous rights or protections thereon with the same legal force and effect as if executed by Employee. Employee’s obligation to assist the Company in obtaining and enforcing patents and copyrights for Subject Ideas or Inventions in any and all countries shall continue beyond the Period of Employment, but the Company agrees to compensate Employee at a reasonable rate after the Period of Employment for time actually spent by Employee at the Company’s request on such assistance.
     (f) No Prior Exclusions. Employee acknowledges that there are no currently existing ideas, processes, inventions, discoveries, marketing or business ideas or improvements that Employee desires to exclude from the operation of this Agreement. There is no other contract to assign inventions, trademarks, copyrights, ideas, processes, discoveries or other intellectual property that is now in existence between Employee and any other person (including any business or governmental entity).
     2. Representations and Warranties. Employee represents and warrants (i) that Employee has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Employee’s undertaking of a relationship with the Company, and (ii) that Employee has not entered into and will not enter into any agreement (whether oral or written) in conflict with this Agreement. Employee’s representations, warranties, and obligations contained in this Agreement shall survive after the Period of Employment.
     3. Change in Employment Status. The covenants of this Agreement shall remain in force in the event that Employee’s employment status changes within the Company or changes from being employed by the Company to being employed by an existing or future subsidiary or affiliate of the Company. In the event of a change to such subsidiary and affiliate then the subsidiary or affiliate shall have the same rights and the same protections, without further documentation or agreement, as enjoyed by the company under this Agreement.
     4. Injunctive Relief; Breach. Employee acknowledges that failure to carry out any obligation under this Agreement, or a breach of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.
     5. Assignment. Neither this Agreement nor any rights or duties of Employee hereunder shall be assignable by Employee, and any such purported assignment shall be void. The Company may assign all or any of its rights hereunder by providing notice to Employee.
     6. Entire Agreement; Amendment. This Agreement constitutes the complete understanding between Employee and the Company on this subject and may not be modified or amended, except by writing and executed by a duly authorized representative of the Company and by Employee. This Agreement is intended to be the final, complete, and exclusive statement of the terms of the parties’ agreements regarding these subjects and supersedes all other prior and contemporaneous agreements and statements on these subjects.
     7. Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. Any waiver by either party must be in writing and signed by a representative who has the authority to bind such party.

     8. Invalidity of any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provision hereof be invalid or unenforceable, such invalidity or unenforceability of any provisions shall not effect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provision or provisions were omitted.
     9. Governing Law; Jurisdiction and Venue; Construction. This Agreement shall be governed by the internal laws of the State of Wisconsin and construed without regard to any rules of construction concerning the draftsman hereof. The parties irrevocably consent to the sole and exclusive jurisdiction and venue in the appropriate state or federal court in Wisconsin.
     10. Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if it is in writing, and if and when it is hand delivered, faxed, or sent by regular mail, with postage prepaid, to Employee’s residence (as noted in the Company’s records), or to the Company’s principal office, as the case may be.
     11. Employee Acknowledgment. Employee acknowledges that Employee has read and understands this Agreement, and that Employee has entered into it freely and voluntarily and based on Employee’s own judgment and not on any representations or promises other than those contained in this Agreement.
     Therefore, the parties hereto have executed this Agreement as of the date first written above.
TomoTherapy Incorporated

By:
Title:	Employee Signature

Employee (print name)

APPENDIX A
Definitions
“The Company Materials” means the Company’s memoranda, notes, records, drawings, sketches, models, maps, customer lists, research results, data, formulae, specifications, inventions, processes, equipment or other materials.
“Intellectual Property” means all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer hardware or software, original work of authorship, design, formula, discovery, product, and all improvements, know-how, rights, and claims related to the foregoing.
“Subject Ideas or Inventions” means any and all ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works, products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related to the foregoing that, whether or not patentable, which are conceived, developed or created that (i) relate to the Company’s current or contemplated business or activities, (ii) relate to the Company’s actual or demonstrably anticipated research or development, (iii) result from any work performed by Employee for the Company, (iv) involve the use of the Company’s equipment, supplies, facilities or trade secrets, (v) result from or are suggested by any work done by the Company or at the Company’s request, or any projects specifically assigned to Employee, or (vi) result from Employee’s access to any of the Company Materials.

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